KIVA SOFTWARE CORPORATION
                             1995 STOCK OPTION PLAN

                           As Adopted November 6, 1995
                            Amended February 7, 1996
                              Amended June 11, 1996
                              Amended May 1, 1997*

         1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent or Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options. Capitalized terms not defined in the text of this Plan are defined in Section 21. This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act.

         2.  SHARES SUBJECT TO THIS PLAN.

                  2.1 Number of Shares  Available.  Subject  to Section  2.2 and
Section 16, the total number of Shares reserved and available for grant and issuance pursuant to this Plan shall be 3,500,000 Shares which, together with all non-Plan options and warrants to purchase stock of the Company that are outstanding on May 1, 1997, is Forty and Two-Tenths percent (40.2%) of the outstanding shares of the Company on May 1, 1997, the date the Board approved the increase in Shares issuable hereunder. Subject to Section 2.2 and Section 16, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than the purchase of such Shares upon exercise of such Option or (b) are subject to issuance upon exercise of an Option that otherwise terminates or expires without such Shares being issued, shall again be available for grant and issuance in connection with future grants of Options under this Plan. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Options granted under this Plan.

                  2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without the payment of consideration therefor, then (a) the number of Shares reserved for issuance under this Plan and (b) the Exercise Prices of and number of Shares subject to outstanding Options shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be (i) replaced by a cash payment equal to the Fair Market Value of such fractional shares in lieu thereof, or (ii) rounded up to the nearest whole Share, as determined by the Committee.

         3. ELIGIBILITY. ISOs (as defined in Section 5 of this Plan) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs (as defined in Section 5 of this Plan) may be granted to employees, including employees that are officers, directors and consultants, of the Company or any Parent or Subsidiary of the Company; provided that such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Option under this Plan.

         4.  ADMINISTRATION.

                  4.1 Committee Authority. This Plan shall be administered by the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee has full power and authority to implement and carry out this Plan. Without limitation the Committee has authority to:

                    (a) construe and interpret this Plan, any Stock Option Agreement (as defined in Section 5 below) and any other agreement or document executed pursuant to this Plan;

                    (b) prescribe, amend and rescind rules and regulations relating to this Plan;

                    (c)       select persons to receive Options;

                    (d)       determine the form and terms of Options;

                    (e)       determine the number of Shares subject to Options;

                    (f) determine whether Options will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, any awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

                    (g)       grant waivers of Plan or Option conditions;

                    (h) determine the vesting, exercisability and payment terms of Options;

                    (i) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Option, Stock Option Agreement (as defined in
                              Section 5 below) or Exercise Agreement (as defined in Section 5 below);

                    (j)       determine whether an Option has been earned; and

                    (k)       make  all  other   determinations   necessary   or
                              advisable for the administration of this Plan.

                  4.2 Committee Discretion. Any determination made by the Committee with respect to any Option shall be made in its sole discretion at the time of grant of the Option or (unless in contravention of any express term of this Plan or Option) at any later time, and such determination shall be final and binding on the Company and on all persons having an interest in any Option under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant Options under this Plan to Participants who are not Insiders and the authority to administer such Options.

         5. OPTIONS. The Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of Section 421 of the Code ("ISOs") (and any amendments, successors to or replacements of such Code Section) or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

                  5.1 Form of Option Grant. Each Option granted under this Plan shall be evidenced by an agreement which shall expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which, shall comply with and be subject to the terms and conditions of this Plan.

                  5.2 Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant promptly after the Committee grants the Option.

                  5.3 Exercise Period. Options may be exercisable immediately (subject to repurchase pursuant to Section 10 of this Plan) or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall be exercisable after the expiration of five (5) years from the date such ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. Subject to earlier termination of the Option as provided herein, each Participant who is not an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company shall have the right to exercise an Option granted hereunder at the rate of at least twenty percent (20%) per year over the five (5) year period from the date such Option is granted.

                  5.4 Exercise Price. The Exercise Price of an Option shall be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that
(i) the Exercise Price of an ISO shall be not less than 100% of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 6 of this Plan.

                  5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased in the manner permitted by the terms of such Option, as determined under Section 6.1 of this Plan and provision for any required tax withholding in accordance with Section 7 of this Plan.

                  5.6 Termination. Subject to earlier termination pursuant to Sections 16 or 17, and notwithstanding the exercise periods set forth in the Stock Option Agreement, subject to the provisions of Section 5.9, exercise of an Option shall always be subject to the following:

                    (a) If the Participant is Terminated for any reason except death or Disability or for Cause, then Participant may exercise such Participant's Options, only to the extent that such Options are exercisable upon the Termination Date, and such Options must be exercised by Participant within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days after the Termination Date, or longer time period, not exceeding five (5) years after the Termination Date, as may be determined by the Committee, with any exercise beyond three
                              (3) months after the Termination Date deemed to be an NQSO, but in any event, no later than the expiration date of the Options).

                    (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant's Disability, then Participant's Options may be exercised only to the extent that such Options are exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months after the Termination Date, or longer time period, not exceeding five (5) years after the Termination Date, as may be determined by the Committee), with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or disability, within the meaning of Code Section 22(e)(3) or (b) twelve (12) months after the Termination Date when the Termination is because of Participant's death or Disability, deemed to be an NQSO, but in any event no later than the expiration date of the Options.

                    (c) If Participant is Terminated for Cause, then Participant's Options shall expire on such Participant's Termination Date, or at such later time and on such conditions as are determined by the Committee.

                  5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

                  5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 17) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment and, to the extent permitted under the Code or the regulations promulgated thereunder, as so amended, such different limit shall apply to any outstanding Option; provided that such different limit is greater than $100,000.

                  5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Participant, impair any of Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Code Section 424(h) (and any amendments, successors to or replacements of such Code Section). The Committee may reduce the Exercise Price of outstanding Options without the consent of affected Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

                  5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the affected Participants, to disqualify any ISO under Section 422 of the Code.

         6.  PAYMENT FOR SHARE PURCHASES.

                  6.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

                    (a) by cancellation of indebtedness of the Company to the Participant;

                    (b) by surrender of shares that either: (i) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (ii) were obtained by Participant in the public market;

                    (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; and provided further, that the portion of the Exercise Price equal to the par value of the - Shares, if any, must be paid in cash; and provided further, that the promissory note shall be secured as provided in Section 12 of this Plan;

                    (d) by waiver of compensation due or accrued to Participant for services rendered;

                    (e)       by tender of property;

                    (f) provided that a public market for the Company's stock then exists;

                                   (i) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                                  (ii) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to
                                            pledge  the Shares so  purchased  to
                                            the NASD Dealer in a margin  account
                                            as security for a loan from the NASD
                                            Dealer in the amount of the Exercise
                                            Price,  and  whereby the NASD Dealer
                                            irrevocably  commits upon receipt of
                                            such Shares to forward the  Exercise
                                            Price directly to the Company; or

                    (g)       by any combination of the foregoing.

                  6.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant; provided, however, that no such guarantee may be made if it would be in contravention of applicable law.

         7.  WITHHOLDING TAXES.

                  7.1 Withholding Generally. Whenever Shares are to be issued upon the exercise of Options granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Options are to be made in cash, such payment shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirement.

                  7.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Option that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

         8.  PRIVILEGES OF STOCK OWNERSHIP.

                  8.1 Voting and Dividends. No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are subject to repurchase restrictions or other restrictions, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Shares subject to repurchase restrictions or other restrictions; provided, further, that the Participant shall have no right to retain such stock dividends or stock distributions, paid or distributed, with respect to Shares that are not "Vested" (as defined in the Stock Option Agreement) and are repurchased pursuant to Section 10. The Company will comply with Section 260.140.1 of Title 10 of the California Code of Regulations with respect to the voting rights of Common Stock.

                  8.2 Financial Statements. The Company shall provide fiscal year end financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Options outstanding or as otherwise required or permitted under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

         9. TRANSFERABILITY. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant an Option shall be exercisable only by the Participant who holds such Option, and any elections with respect to an Option may be made only by the Participant who holds such Option.

         10. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Stock Option Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party unless doing so is not permitted by Section 25102(o) of the California Corporations Code ("Section 25102(o)"); provided that such right of first refusal terminates upon the closing of the initial registered public offering of the Company's Common Stock or other securities under the Securities Act, and/or (b) a right to repurchase (subject to the following provisions of this Section) all Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date or the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness of Purchaser to the Company, at: (A) with respect to Shares that are "Vested" (as defined in the Stock Option Agreement), the Fair Market Value of such Shares on the Participant's Termination Date, provided that such right of repurchase terminates when the Company's securities become publicly traded; or (B) with respect to Shares that are not "Vested" (as defined in the Stock Option Agreement), at the Participant's original Exercise Price or such higher price as may be determined by the Committee, provided, that for Participants other than directors, officers or consultants of the Company or any Parent or Subsidiary, the right to repurchase Shares that are not "Vested" at the original Exercise Price lapses at the rate of at least 20% per year over the five (5) year period from the date of grant of the Option under which such Shares were purchased.

         11. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

         12. ESCROW; PLEDGE OF SHARES. To enforce the Company's right of repurchase, set forth in Section 10, on a Participant's Shares that are not Vested (as defined in the Stock Option Agreement), the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an officer or an agent designated by the Company to hold in escrow until such right of repurchase shall have lapsed or terminated (provided, however, that such Shares will be retained in escrow so long as such Shares secure any debts to the Company), and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

         13. EXCHANGE AND BUYOUT OF OPTIONS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective
Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

         14. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. This Plan is intended to comply with Section 25102(o). Any provision of this Plan which is inconsistent with Section 25102(o) shall, without further act or amendment by the Company, be reformed to comply with the requirements of Section 25102(o) with respect to Options granted under this Plan in reliance on the Section 25102(o) exemption. An Option shall not be effective unless such Option is granted by the Committee and is exercisable in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company shall have no obligation to issue or deliver certificates for Shares under this Plan prior to
(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

         15. NO OBLIGATION TO EMPLOY. Nothing in this Plan or in any Option granted under this Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

         16. CORPORATE TRANSACTIONS.

               16.1 Assumption or Replacement of Options by Successor. In the event of:

                         (a) a merger or consolidation in which the Company is not the surviving corporation (other than (i) a merger or consolidation of the Company with a ----- ---- wholly-owned subsidiary, (ii) a reincorporation of the Company in a different jurisdiction or (iii) any other transaction in which there is no substantial change in the shareholders of the Company and their respective stockholdings in the successor corporation and the Options granted under this Plan are assumed or replaced by the successor corporation in a manner that is binding on all Participants);

                         (b) a merger in which the Company survives but following which the shareholders of the Company (other than any shareholder that (i) merges with the Company in such reverse triangular merger or (ii) is an affiliate of another corporation that merges with the Company in such reverse triangular merger) cease to own their shares or other equity interests in the Company as a result of such merger;

                         (c)       a dissolution or liquidation of the Company;

                         (d) the sale of all or substantially all of the assets of the Company; or

                         (e) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code or the regulations thereunder wherein shareholders of the Company give up all of their equity interest in the Company;

any or all outstanding Options may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent stock options or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

                  If such successor corporation (if any) refuses to assume, replace or substitute Options as provided above pursuant to a transaction described in this Section 16.1, then such Options shall expire prior to the consummation of such transaction at such time and on such conditions as the Board shall determine.

                  16.2 Other Treatment of Options. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 16, in the event of the occurrence of any transaction described in Section 16.1, any outstanding Options shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

                  16.3 Assumption of Options by the Company. The Company, from time to time, also may substitute or assume outstanding stock options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Option under this Plan in substitution of such other company's stock option, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed stock option could be applied to an Option granted under this Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed stock option would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes a stock option granted by another company, the terms and conditions of such stock option shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing stock option, such new Option may be granted with a similarly adjusted Exercise Price.

         17. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). This Plan shall be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Options pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company (which shareholder approval must be obtained within twelve (12) months of the Board's approval of such increase), and (c) in the event that shareholder approval is not obtained within the time period provided herein, all Options granted hereunder without such approval shall be canceled.

         18. TERM OF PLAN. This Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of initial shareholder approval of this Plan.
         19. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Stock Option Agreement or instrument to be executed pursuant to this Plan; provided however, that the Board shall not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

         20. NONEXCLUSIVITY OF THIS PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards outside of this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         21. DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

                  "Board" means the Board of Directors of the Company.

                  "Cause" means a good faith determination by the Committee that the Participant has: (i) committed a material breach of any material term of any invention assignment, confidentiality or similar agreement between Participant and the Company or any Parent or Subsidiary of the Company which breach continues uncured for a period of thirty (30) days after the Participant receives notice of such breach; (ii) committed an act of fraud or embezzlement;
(iii) habitually failed to report for work during normal work hours; (iv) willfully and wrongfully disclosed, or permitted any other party to in any manner use, any of the trade secrets of the Company or of any Parent or Subsidiary of the Company; (v) committed an act of willful misconduct which is seriously prejudicial to the best interests of the Company or any Parent or Subsidiary of the Company; (vi) committed a felony; (vii) been under the influence of any unlawful drugs, controlled substances or alcohol at any time while performing duties or services for the Company or any Parent or Subsidiary of the Company; or (viii) been Terminated for "cause" as defined in an employment agreement between the Company and the Participant.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the committee of the Board appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

                  "Company" means Kiva Software Corporation, a corporation organized under the laws of the State of California, or any successor corporation.

                  "Disability"   means  a  disability,   whether   temporary  or
permanent, partial or total, as determined by the Committee.

                  "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

                  "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                  (a) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                  (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                  (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

                  (d) if none of the foregoing is applicable, by the Board in good faith.

                  "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to
Section 16 of the Securities Exchange Act of 1934, as amended.

                 "Option" means an option to purchase Shares granted pursuant to this Plan.

                  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 "Participant" means a person who receives an Option under this Plan.

                 "Plan" means this Kiva Software Corporation 1995 Stock Option Plan, as amended from time to time.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan as set forth in Section 2.1, and as adjusted pursuant to Sections 2.2 and 16, and any successor security.

                  "Subsidiary" or "Subsidiaries" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, or consultant to the Company or a Parent or Subsidiary of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than three (3) months, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. In the case of any Participant on sick leave, military leave or any other leave of absence approved by the Committee, the Committee may make such provisions respecting suspension of vesting of any Option held by such Participant while such Participant is on leave from the Company, Parent or Subsidiary as the Committee may deem appropriate. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

                            KIVA SOFTWARE CORPORATION
                             1995 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

         This Stock Option Agreement (this "Agreement") is made and entered into as of the Date of Grant set forth below (the "Date of Grant") by and between Kiva Software Corporation, a California corporation (the "Company"), and the Participant named below ("Participant"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company's 1995 Stock Option Plan, as amended on May 1, 1997 or thereafter (the "Plan").

Participant:

Social Security Number:

Address:


Total Option Shares:

Exercise Price Per Share:

Date of Grant:

First Vesting Date:

Expiration Date:
                (unless terminated earlier under Section 3 below)

Type of Stock Option
(Check one):                      [    ]   Incentive Stock Option
                                  [    ]   Nonqualified Stock Option

         1. Grant of Option. The Company hereby grants to Participant an option (this "Option") to purchase up to the total number of shares of Common Stock of the Company set forth above as the "Total Option Shares" (the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Vesting: Exercise Period.*

                  2.1 Exercise Period of Option. This Option will become exercisable as it vests. Provided Participant continues to [FOR EMPLOYEES: be employed by] [FOR CONTRACTORS AND CONSULTANTS (BUT NOT DIRECTORS): provide services to] the Company throughout the specified period, this Option will vest and become exercisable with respect to [one-fourth (1/4)] of the Shares on __________, 199_ (the "First Vesting Date"), and thereafter at the end of each full succeeding month this Option will vest and become exercisable as to an additional [one-forty-eighth (1/48)] of the Shares; provided that this Option shall in no event become exercisable with respect to more than 100% of the Shares.

                  2.2 Vesting of Options. Shares with respect to which this Option has vested and become exercisable pursuant to the vesting schedule set forth in Section 2.1 are "Vested" Shares.

                  2.3 Expiration. This Option shall expire and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3.

         3. Termination.

                  3.1 Termination for Any Reason Except Death, Disability or Cause. If Participant is Terminated for any reason other than Participant's death, Disability or Cause, then this Option, to the extent (and only to the extent) that it was vested and would have been exercisable by Participant on the date of Termination, may be exercised by Participant no later than ninety (90) days after the date of Termination, but in any event no later than the Expiration Date.

                  3.2 Termination Because of Death or Disability. If Participant is Terminated because of the death or Disability of Participant (or Participant dies within three (3) months after being Terminated other than for Cause or because of Participant's Disability), then this Option, to the extent that it is vested and exercisable by Participant on the date of Termination, may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the date of Termination, but in any event no later than the Expiration Date.

                  3.3 Termination for Cause. If Participant is Terminated for Cause, then this Option will expire on Participant's Termination Date, or at such later time and on such conditions as may be determined by the Committee.

                  3.4 No Obligation to Employ. Nothing in the Plan or this Agreement confers on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limits in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

         4. Manner of Exercise.

                  4.1 Stock Option Exercise Agreement. To exercise this Option, Participant (or in the case of any exercise permitted after Participant's death, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed Stock Option Exercise Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved in writing by the Company from time to time (the "Exercise Agreement"), which shall set forth, among other things, Participant's election to exercise this Option, the number of Shares being purchased upon such exercise of this Option, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

                  4.2 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

                  4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

                         (a) provided that a public market for the Company's stock exists, (1) through a "same day sale" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company, or (2) through a "margin" commitment from -- Participant and an NASD Dealer whereby Participant irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                         (b)       by any combination of the foregoing.

                  4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, Participant (or Participant's estate) must pay or provide for any applicable federal or state withholding obligations of the Company arising from exercise of this Option. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

                  4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

         5. Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after issuance of such Shares to Participant upon exercise of this Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

         6. Compliance with Laws and Regulations. The Plan and this Agreement are intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Agreement which is inconsistent with Section 25102(o) shall, without further act or amendment by the Company, be reformed to comply with the requirements of Section 25102(o). The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange or automated quotation system to effect such compliance.

         7. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Participant.

         8. Right of First Refusal. The Company has an assignable right of first refusal to purchase Shares on the terms and conditions set forth in the Exercise Agreement.

         9. Tax Consequences. Set forth below is a brief summary as of May __, 1997 of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  9.1 Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal or California income tax liability upon the exercise of this Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

                  9.2 Exercise of Nonqualified Stock Option. If this Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of this Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  9.3 Disposition of Shares. If the Shares are held for more than twelve (12) months after the date of the issuance of the Shares pursuant to the exercise of this Option (and, in the case of an ISO, are disposed of more than two years after the Date of Grant), any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within one year of exercise or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

         10.Privileges of Stock Ownership. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises this Option and pays the Exercise Price for such Shares.

         11.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

         12. Entire Agreement. The Plan is incorporated herein by reference. This Agreement (including the Exercise Agreement attached hereto as Exhibit A, which is incorporated herein by this reference) and the Plan constitute the entire agreement and understanding of the parties, and supersede all prior undertakings and agreements, with respect to the subject matter hereof.

         13. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

         14. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and permitted assigns.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

         16. Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions of this Agreement, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Date of Grant.

KIVA SOFTWARE CORPORATION           PARTICIPANT


By:
                                                  (Signature)


(Please print name)                               (Please print name)


(Please print title)


                                    EXHIBIT A

                         STOCK OPTION EXERCISE AGREEMENT


                            KIVA SOFTWARE CORPORATION
                             1995 STOCK OPTION PLAN
                         STOCK OPTION EXERCISE AGREEMENT

         This Exercise Agreement (this "Exercise Agreement") is made and entered into as of ___________, 19__ (the "Effective Date") by and between Kiva Software Corporation, a California corporation (the "Company"), and the Purchaser named below (the "Purchaser"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company's 1995 Stock Option Plan, as amended on May 1, 1997 or thereafter (the "Plan").

Purchaser:

Social Security Number:

Address:


Total Number of Shares:

Purchase Price Per Share:

Total Purchase Price:

Date of Grant:

Type of Stock Option:
(Check one):                        [    ]   Incentive Stock Option
                                    [    ]   Nonqualified Stock Option

         1.       Exercise of Option.

                  1.1 Exercise. Pursuant to exercise of that certain option ("Option") granted to Purchaser under the Plan and the Stock Option Agreement between the Company and the Purchaser dated as of the Date of Grant set forth above (the "Stock Option Agreement"), and subject to the terms and conditions of this Exercise Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the total number of shares of the Company's Common Stock set forth above as the "Total Number of Shares" (the "Shares") at a Purchase Price Per Share set forth above for a Total Purchase Price set forth above (the "Purchase Price"). As used in this Agreement, the term "Shares" refers to the Shares purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

                  1.2 Payment. Purchaser hereby delivers payment of the entire Purchase Price in the manner permitted in the Stock Option Agreement as follows (check and complete as appropriate):

               [   ]     in cash (by  check)  in the  amount  of  $__________,
                         receipt of which is acknowledged by the Company; or

               [   ]     where  permitted by law,  and provided  that a public
                         market for the Company's  stock  exists,  (1) through a
                         "same day sale" commitment from Participant and an NASD
                         Dealer  whereby   Participant   irrevocably  elects  to
                         exercise the Option and to sell a portion of the Shares
                         so purchased to pay for the Purchase  Price and whereby
                         the NASD Dealer  irrevocably  commits  upon  receipt of
                         such Shares to forward the Purchase  Price  directly to
                         the Company,  or (2) through a "margin" commitment from
                         Participant  and an NASD    Dealer whereby  Participant
                         irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Purchase Price, and whereby the NASD
                         Dealer irrevocably commits upon receipt of such Shares to forward the Purchase Price directly to the Company;
                         or

               [   ]     by any combination of the foregoing.

         2.       Delivery.

                  2.1 Deliveries by Purchaser. Purchaser hereby delivers to the Company (i) this Exercise Agreement, (ii) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 1 attached hereto (the "Stock Powers"), both executed by Purchaser (and Purchaser's spouse, if any), (iii) if Purchaser is married, a Consent of Spouse in the form of
Exhibit 2 attached hereto (the "Spouse Consent") executed by Purchaser's spouse, and (iv) the entire Purchase Price as provided in Section 1.2.

                  2.2 Deliveries by the Company. Upon its receipt of the Purchase Price, provision for any required tax withholding and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser, to be placed in escrow as provided in Section 8 until expiration or termination of the Company's Right of First Refusal described in
Section 6.

         3. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that:

                  3.1 Agrees to Terms of the Plan. Purchaser has received a copy of the Plan and the Stock Option Agreement, has read and understands the terms of the Plan, the Stock Option Agreement and this Exercise Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.
                  3.2 Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

                  3.3 Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

                  3.4 Understanding of Risks. Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

                  3.5 No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

         4.       Compliance with Securities Laws.

                  4.1 Compliance With Federal Securities Laws. Purchaser understands and acknowledges that the Shares have not been registered with the SEC under the Securities Act and that, notwithstanding any other provision of the Stock Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Purchaser agrees to cooperate with the Company to ensure compliance with such laws. The Shares are being issued under the Securities Act pursuant to the exemption provided by SEC Rule 701.

                  4.2 Compliance with California Securities Laws. THE PLAN, THE STOCK OPTION AGREEMENT, AND THIS EXERCISE AGREEMENT ARE INTENDED TO COMPLY WITH
SECTION 25102(o) OF THE CALIFORNIA CORPORATIONS CODE ("SECTION 25102(o)"). ANY PROVISION OF THIS EXERCISE AGREEMENT WHICH IS INCONSISTENT WITH SECTION 25102(o) SHALL, WITHOUT FURTHER ACT OR AMENDMENT BY THE COMPANY, BE REFORMED TO COMPLY WITH THE REQUIREMENTS OF SECTION 25102(o). THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS EXERCISE AGREEMENT, IF NOT YET QUALIFIED WITH THE CALIFORNIA COMMISSIONER OF CORPORATIONS AND NOT EXEMPT FROM SUCH QUALIFICATION, IS SUBJECT TO SUCH QUALIFICATION, AND THE ISSUANCE OF SUCH SECURITIES, AND THE RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE IS EXEMPT. THE RIGHTS OF THE PARTIES TO THIS EXERCISE AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION BEING AVAILABLE.

         5.       Restricted Securities.

                  5.1 No Transfer Unless Registered or Exempt. Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

                  5.2 SEC Rule 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one year, and in certain cases two years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an "affiliate" of the Company or if "current public information" about the Company (as defined in Rule 144) is not publicly available.

                  5.3 SEC Rule 701. The Shares are issued pursuant to SEC Rule 701 and may become freely tradable by non-affiliates issued pursuant to SEC Rule 701 promulgated under the Securities Act (under limited conditions regarding the method of sale) 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC, subject to the lengthier market standoff agreement contained in Section 7 of this Exercise Agreement or any other agreement entered into by Purchaser. Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144.

         6.       Restrictions on Transfers.

                  6.1 Disposition of Shares. Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than as permitted by this Agreement) unless and until:

                         (a) Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

                         (b)       Purchaser   shall  have   complied  with  all
                                   requirements   of  this  Exercise   Agreement
                                   applicable to the disposition of the Shares;

                         (c) Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act and applicable state securities laws or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act and applicable state securities laws or of any exemption from registration available under the Securities Act and applicable state securities laws (including Rule 144) has been taken; and

                  6.2 Restriction on Transfer. Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company's Right of First Refusal described below, except as permitted by this Exercise Agreement.

                  6.3 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Exercise Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Exercise Agreement and that the transferred shares are subject to (i) the Company's Right of First Refusal granted hereunder and (ii) the market stand-off provisions of Section 7, to the same extent such Shares would be so subject if retained by the Purchaser.

         7. Market Standoff Agreement. Purchaser agrees in connection with the initial registration of the Company's securities that, upon the request of the Company or the underwriters managing such public offering of the Company's securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such initial registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify.

         8. Company's Right of First Refusal. Before any Shares held by Purchaser or any transferee of such Shares (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Shares to be sold or transferred (the "Offered Shares") on the terms and conditions set forth in this Section (the "Right of First Refusal").

                  8.1 Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer the Offered Shares;
(ii) the name of each proposed bona fide purchaser or other transferee ("Proposed Transferee"); (iii) the number of Offered Shares proposed to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the "Offered Price"); and (v) that the Holder will offer to sell the Offered Shares to the Company and/or its assignee(s) at the Offered Price as provided in this Section.

                  8.2 Exercise of Right of First Refusal. At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all of the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined as specified below.

                  8.3 Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price. If the Offered Price includes consideration other than cash, then the cash equivalent value of the non-cash consideration, as determined in good faith by the Board shall conclusively be deemed to be the value of such non-cash consideration.

                  8.4 Payment. Payment of the purchase price for Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check, by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company's receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

                  8.5 Holder's Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, and provided further, that (i) any such sale or other transfer is effected in compliance with all applicable securities laws and (ii) the Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such 120 day period, then a new Notice must be given to the Company, and the Company must again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

                  8.6 Exempt Transfers. Notwithstanding anything to the contrary in this Section, the following transfers of Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Shares during Purchaser's lifetime by gift or on Purchaser's death by will or intestacy to Purchaser's "immediate family" (as defined below) or to a trust for the benefit of Purchaser or Purchaser's immediate family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of Shares pursuant to the winding up and dissolution of the Company. As used herein, the term "immediate family" will mean Purchaser's spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of Purchaser or the Purchaser's spouse.

                  8.7 Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Shares on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan).

         9. Rights as Shareholder. Subject to the terms and conditions of this Exercise Agreement, Purchaser will have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers payment of the Purchase Price and any required withholding tax until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) Right of First Refusal. Upon an exercise of the Right of First Refusal, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, except the right to receive payment for the Shares so purchased in accordance with the provisions of this Exercise
Agreement, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

         10. Escrow. As security for Purchaser's faithful performance of this Exercise Agreement, Purchaser agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by Purchaser and by Purchaser's spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or other designee of the Company ("Escrow Holder"), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Exercise Agreement. Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Exercise Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Exercise Agreement. Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Exercise Agreement. The Shares will be released from escrow upon termination of the Right of First Refusal.

         11.      Restrictive Legends and Stop-Transfer Orders.

                  11.1 Legends. Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company's Articles of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS
                  PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE, TRANSFER, AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION EXERCISE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS AND THE RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

                  11.2 Stop-Transfer Instructions. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Exercise Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                  11.3 Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

         12. Tax Consequences. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER'S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. Set forth below is a brief summary as of May __, 1997 of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PURCHASER SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  12.1 Exercise of Incentive Stock Option. If the Option qualifies as an ISO there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Purchase Price Per Share will be treated as a tax preference item for alternative minimum tax purposes and may subject Purchaser to the alternative minimum tax in the year of exercise.

                  12.2 Exercise of Nonqualified Stock Option. If the Option does not qualify as an incentive stock option, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Purchase Price Per Share. The Company will be required to withhold from Purchaser's compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  12.3 Disposition of Shares. If the Shares are held for more than twelve months after the date of the issuance of the Shares pursuant to the exercise of the Option (and, in the case of an ISO, are disposed of more than two years after the Date of Grant), any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within one year of exercise or within two years after the Option Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Purchase Price Per Share. The Company may be required to withhold from Purchaser's compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

         13. Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

         14. Successors and Assigns. The Company may assign any of its rights under this Exercise Agreement, including its rights to repurchase Shares under the Right of First Refusal. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Agreement will be binding upon Purchaser and Purchaser's heirs, executors, administrators, legal representatives, successors and assigns.

         15. Governing Law; Severability. This Exercise Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Exercise Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

         16. Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Purchaser shall be in writing and addressed to Purchaser at the address indicated above or to such other address as Purchaser may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid), or one (1) business day after transmission by rapifax or telecopier.

         17. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Agreement.

         18. Headings. The captions and headings of this Exercise Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Exercise Agreement. All references herein to Sections refer to Sections of this Exercise Agreement.

         19. Entire Agreement. The Plan, the Stock Option Agreement and this Exercise Agreement, together with all its Exhibits, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.


                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the Company has caused this Exercise Agreement to be executed in duplicate by its duly authorized representative and Purchaser has executed this Exercise Agreement in duplicate as of the Effective Date.

KIVA SOFTWARE CORPORATION                        PURCHASER


By:
                                                 (Signature)

Name:
                                                 (Please print name)

Title:


                                LIST OF EXHIBITS


Exhibit 1:        Stock Power and Assignment Separate from Stock Certificate

Exhibit 2:        Spouse Consent

                                    EXHIBIT I

                           STOCK POWER AND ASSIGNMENT
                         SEPARATE FROM STOCK CERTIFICATE

                           Stock Power and Assignment
                         Separate from Stock Certificate

         FOR VALUE RECEIVED and pursuant to that certain Stock Option Exercise Agreement No. ____ dated as of __________, 19__, (the "Exercise Agreement"), the undersigned hereby sells, assigns and transfers unto
                               ,                                      shares  of
the Common Stock of Kiva Software Corporation, a California corporation (the "Company"), standing in the undersigned's name on the books of the Company represented by Certificate No(s) ____ delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE EXERCISE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

                                                 PURCHASER



                                                 (Signature)


                                                 (Please Print Name)


                                                 (Spouse's Signature, if any)


                                                 (Please Print Spouse's Name)

Instructions: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company to acquire the shares upon exercise of its Right of First Refusal set forth in the Exercise Agreement without requiring additional signatures on the part of the Purchaser or Purchaser's Spouse (if any).

                                    EXHIBIT 2

                                 SPOUSE CONSENT

                                 Spouse Consent


         The undersigned spouse of _______________ ("Purchaser") has read, understands, and hereby approves the Stock Option Exercise Agreement between Purchaser and the Company dated __________, 199_ (the "Exercise Agreement"). In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Exercise Agreement, the undersigned hereby agrees to be irrevocably bound by the Exercise Agreement and further agrees that any community property interest shall similarly be bound by the Exercise Agreement. The undersigned hereby appoints Purchaser as my attorney-in-fact with respect to any amendment or exercise of any rights under the Exercise Agreement.


Date:
                                                     Purchaser's Spouse

                                            Address:



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         *        Stock options  granted on or after May 1, 1997 shall be issued in reliance on Section 25102(o) of the California Corporations Code. The issuance of Shares on exercise of options granted on or after May 1, 1997 shall also be in reliance on Section 25102(o).
         * Important: Under 25102(o), if Optionee is not a director, officer or consultant of the Company or a Parent or Subsidiary of the Company, then in no event shall this Option vest at a rate of less than 20% of the Total Option Shares per year over the 5 year period from the date the Option is granted.